SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                        Date of Report: NOVEMBER 25, 1998
                        (Date of earliest event reported)




                                  SURREY, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



              TEXAS                    001-13383                  74-2138564
-------------------------------        ----------            -------------------
(State or other jurisdiction of        Commission            (I.R.S. Employer
 incorporation or organization)         File No.             Identification No.)


            13110 TRAILS END ROAD
              LEANDER, TEXAS                                       78641
--------------------------------------------------           ---------------
     (Address of principal executive offices)                   (Zip Code)



                                 (512) 267-7172
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              (Registrant's telephone number, including area code)





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Item 5.     Other Events.

       Surrey, Inc. announced on November 23, 1998 that it have received a major letter of commitment from Bath & Body Works, a wholly owned subsidiary of The Limited, Inc., to purchase its products. Management values the letter of commitment at approximately $6 million. In such letter of commitment, Bath & Body Works notified Surrey of its intention to purchase approximately 10 million bars of glycerin specialty soap products in the 12 month period beginning January 1, 1999.

       The letter of commitment is a letter of intent and Surrey and Bath & Body Works will work toward a more formal agreement. We cannot assure you that we will be able to negotiate a more formal agreement on acceptable terms, if at all. A copy of the press release is attached as an exhibit to this filing on Form 8-K.

Item 7 (c). Exhibits.

10 Press Release announcing receipt of major letter of commitment from Bath & Body Works to purchase Surrey product.


                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.


Dated:      November 25, 1998          Surrey, Inc.
                                       ------------
                                       Registrant


                                       By:   /s/ Mark J. van der Hagen
                                          --------------------------------------
                                             Mark J. van der Hagen
                                             Vice President - Finance
                                                      and Treasurer


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